UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 1, 2010

Pre-Paid Legal Services, Inc.
(Exact Name of Registrant as Specified in its Charter)

Oklahoma	001-09293	73-1016728
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Pre-Paid Way
Ada, Oklahoma	74820
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code	(580) 436-1234

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
On October 1, 2010, Pre-Paid Legal Services, Inc. (the "Company") issued a press release announcing our membership production and recruiting information for the three months ended September 30, 2010.  A copy of the release is included as an exhibit to this report.

Item 9.01 Financial Statements and Exhibits
The following exhibits are included with the report:

Exhibit No.	Description
99.1	Company Press Release dated October 1, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pre-Paid Legal Services, Inc.
(Registrant)

By: /s/ Randy Harp
Randy Harp
co-CEO, President and Chief Operating Officer
Date: October 4, 2010

For Immediate Release	Company	Steve Williamson
Friday, October 1, 2010	Contact:	(580) 436-1234
PRE-PAID LEGAL ANNOUNCES 2010 3rd QUARTER PRODUCTION RESULTS

ADA, OK, October 1, 2010 - Pre-Paid Legal Services, Inc. (NYSE: PPD) reported new memberships produced and new sales associates enrolled for the 2010 third quarter. During the 3rd quarter of 2010, new memberships produced decreased 28.1% to 125,912 during the 2010 quarter compared to 175,022 for the 2009 quarter and new sales associates enrolled decreased 51.8% to 36,329 from the 75,398 enrolled in the 3rd quarter of 2009.

On a sequential quarterly basis, new memberships produced and new associates enrolled remained virtually unchanged while new membership fees written decreased 1.1% and our active membership base decreased by 16,602 memberships.

	Three Months Ended:
New Memberships:	9/30/2010	9/30/2009	6/30/2010
New legal service membership sales	121,277	166,377	120,443
New “stand-alone” IDT membership sales	4,635	8,645	4,974
Total new membership sales	125,912	175,022	125,417
New “add-on” IDT membership sales	75,027	112,653	75,593
Average Annual Membership fee	$328.17	$325.60	$333.29
Active Memberships:
Active legal service memberships at end of period	1,403,848	1,455,492	1,419,673
Active “stand-alone” IDT memberships at end of period (see note below)	89,285	90,063	90,062
Total active memberships at end of period	1,493,133	1,545,555	1,509,735
Active “add-on” IDT memberships at end of period (see note below)	689,409	710,795	697,468
New Sales Associates:
New sales associates recruited	36,329	75,398	36,313
Average enrollment fee paid by new sales associates	$65.34	$79.31	$70.58
Average Membership fee in force:
Average Annual Membership fee	$303.70	$302.86	$303.74
Note – reflects 3,924 net transfers from “add-on” status to “stand-alone” status during the quarter.

Our total active membership fees in force decreased 3.1% during the last twelve months. Membership persistency rate (defined as the number of memberships in force at the end of a 12 month period as a percentage of the total of memberships in force at the beginning of such period, plus new memberships sold during such period) was 71.8% for the 12 month period ended September 30, 2010, a decrease from the 72.6% for the 12 month period ended September 30, 2009.

During the 2010 3rd quarter, we returned $8.5 million to shareholders through the repurchase of 162,648 shares of common stock, at an average per share price of $52.49. Since April 1999, we have returned $471.8 million to shareholders through the purchase of 15.4 million shares, at an average price of $30.66 per share, and $17.1 million in dividends for a combined total of $488.9 million representing more than 100% of our net earnings during the same timeframe.

We anticipate announcing our 2010 third quarter financial results on Monday, October 25, 2010 after the market closes. The Company will conduct a conference call to present the third quarter results on Wednesday, October 27, 2010, at 8:30 a.m. Eastern Time. The conference call will be webcast on the investor relations' page of www.prepaidlegal.com or may be accessed by dialing (720) 545‐0046. Audio replay will be available beginning at 10:30 a.m. Eastern Time on October 27, 2010 and will run through midnight Wednesday, November 3, 2010 by dialing (706) 645‐9291; conference ID for the replay is 15768290. The presentation will be available on the web site indefinitely by selecting “Earnings Calls” under the “Investor Relations” section. Questions may be submitted prior to the call via email to investor@pplsi.com.

About Us
We believe our products are one of a kind, life events legal service plans. Our plans provide for legal service benefits provided through a network of independent law firms across the U.S. and Canada, and include unlimited attorney consultation, will preparation, traffic violation defense, automobile-related criminal charges defense, letter writing, document preparation and review and a general trial defense benefit. We have an identity theft restoration product we think is also one of a kind due to the combination of our identity theft restoration partner and our provider law firms. More information about us and our products can be found at our homepage at http://www.prepaidlegal.com.

Forward-Looking Statements
Statements in this press release, other than purely historical information, regarding our future plans and objectives and expected operating results, dividends and share repurchases and statements of the assumptions underlying such statements, constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements contained herein are based on certain assumptions that may not be correct. They are subject to risks and uncertainties incident to our business that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are described in the reports and statements filed by us with the Securities and Exchange Commission, including (among others) those listed in our Form 10-K, Form 10-Q and Form 8-K, and include the risks that our membership persistency or renewal rates may decline, that we may not be able to continue to grow our memberships and earnings, that we are dependent on the continued active participation of our principal executive officer, that pending or future litigation may have a material adverse effect on us if resolved unfavorably to us, that we may have compromises of our information security, that consumer purchases of discretionary items may be impacted by a downturn in the economy, that we could be adversely affected by regulatory developments, that competition could adversely affect us, that we are substantially dependent on our marketing force, that our stock price may be affected by short sellers, that we have been unable to increase our employee group membership sales, that our active premium in force is not indicative of future revenue as a result of changes in active memberships from cancellations and additional membership sales and that we have repurchased more than half of our outstanding shares. Please refer to pages 16 through 19 of our 2009 Form 10-K and pages 7 and 8 of our June 30, 2010 Form 10-Q for a more complete description of these risks. We undertake no duty to update any of the forward-looking statements in this release.

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